Exhibit 99.1

VAIL RESORTS, INC.
NEWS RELEASE
FOR IMMEDIATE RELEASE
Vail Resorts Contacts:
Media:  Kelly Ladyga, (970) 845-5720, kladyga@vailresorts.com
Investor Relations:  Jeff Jones, CFO, (970) 845-2552, jwjones@vailresorts.com

VAIL RESORTS ANNOUNCES FISCAL 2006 THIRD QUARTER RESULTS

•	Record third quarter net income of $68.3 million, a 16.2% increase over third quarter last year
•	Skier visits and effective ticket price up 6.0% and 6.5%, respectively, for the 2005/2006 ski season
•	Record third quarter Resort Reported EBITDA, 12.4% higher than same period last year
•	Record nine-months Resort Reported EBITDA, 15.9% higher than same period last year

VAIL, Colo. - June 7, 2006 - Vail Resorts, Inc. (NYSE: MTN) today announced financial results for the third quarter of fiscal 2006 ended April 30, 2006.
The Company uses the term “Reported EBITDA” and “Reported EBITDA excluding stock-based compensation” when reporting financial results in accordance with SEC rules regarding the use of non-GAAP financial measures. The Company defines Reported EBITDA as segment net revenues less segment specific operating expense plus segment equity investment income or loss.
Effective August 1, 2005, the Company adopted the fair value recognition provisions of SFAS 123R, Share-Based Payment, using the modified prospective method. As a result, the Company recorded total pre-tax stock-based compensation expense of $1.1 million in the three months ended April 30, 2006, as compared to $0.1 million under the provisions of APB 25, Accounting for Stock Issued to Employees, for the three months ended April 30, 2005. The Company recorded total pre-tax stock-based compensation expense of $4.7 million in the nine months ended April 30, 2006, as compared to $0.4 million for the nine months ended April 30, 2005.

THIRD QUARTER PERFORMANCE
Mountain revenue for the third quarter of fiscal 2006 was $294.8 million, a 14.8% increase from $256.8 million for the comparable period last year. Mountain expense increased $17.0 million, or 12.9%, to $149.4 million. Excluding stock-based compensation expense, Mountain expense increased $16.4 million, or 12.4%, to $148.7 million.
Lodging revenue for the quarter decreased by $16.8 million, or 29.8%, to $39.5 million. Lodging expense decreased $12.6 million, or 29.3%, to $30.5 million. Excluding stock-based compensation expense, Lodging expense decreased $12.8 million, or 29.7%, to $30.4 million. In fiscal 2005, the Company sold the assets constituting the Vail Marriott Mountain Resort & Spa (“Vail Marriott”) and The Lodge at Rancho Mirage (“Rancho Mirage”). Additionally, in January 2006, the Company sold the assets constituting the Snake River Lodge & Spa (“SRL&S”). Consequently, results for the third quarter of fiscal 2006 do not reflect the operations of the sold assets. For the third quarter of fiscal 2005, the Lodging segment included revenue of $18.7 million and operating expense of $12.8 million related to these properties. In addition, the Company retained management contracts for all three properties. As a result, Lodging revenue includes incremental management fee revenue of $0.6 million related to retained management contracts for these properties for the third quarter of fiscal 2006. Excluding the impact of the sales of hotels, Lodging revenue (including the incremental management fees) increased $1.9 million, or 5.0%, in the third quarter as compared to the prior year’s quarter while expenses increased $0.2 million, or 0.6% in the third quarter as compared to the prior year’s quarter.
Resort revenue, the combination of Mountain and Lodging revenues, rose $21.2 million, or 6.8%, to $334.3 million. Resort expense increased 2.5% to $179.9 million, up $4.4 million. Excluding stock-based compensation expense, Resort expense increased $3.6 million, or 2.0%, to $179.1 million.
Real Estate revenue for the quarter decreased 50.3% to $7.1 million, and Real Estate expense decreased 29.7% to $11.4 million. Excluding stock-based compensation expense, Real Estate expense decreased $5.1 million, or 31.3%, to $11.1 million for the quarter.
Income from operations for the quarter improved $14.2 million, or 13.0%, to $123.2 million compared to $109.1 million for the same period last year.
Reported EBITDA for the Mountain segment grew $21.3 million, or 17.0%, to $146.1 million compared to $124.9 million for the comparable period last year. Reported EBITDA excluding stock-based compensation for the Mountain segment increased $21.9 million, or 17.5%, to $146.8 million compared to $124.9 million for the prior year fiscal quarter.
Reported EBITDA for the Lodging segment decreased $4.1 million, or 31.6%, from $13.1 million in the third quarter of last year to $9.0 million in the current year third quarter. Reported EBITDA excluding stock-based compensation for the Lodging segment decreased $4.0 million, or 30.4%, to $9.1 million compared to $13.1 million for the same period last year. As mentioned previously, the results for the third quarter of fiscal 2006 do not reflect the operations of the sold assets constituting the Vail Marriott, Rancho Mirage and SRL&S. For the third quarter of fiscal 2005, Lodging Reported EBITDA included revenue of $18.7 million and operating expense of $12.8 million relating to the Vail Marriott, Rancho Mirage and SRL&S. Lodging Reported EBITDA also includes incremental management fee revenue of $0.6 million related to retained management contracts for the Vail Marriott, Rancho Mirage and SRL&S for the third quarter of fiscal 2006.
Third quarter Resort Reported EBITDA rose $17.1 million to $155.1 million, a 12.4% improvement over the comparable period last year. Resort Reported EBITDA excluding stock-based compensation was $156.0 million, a $17.9 million, or 13.0%, improvement over the $138.1 million reported in the third fiscal quarter of last year.
Real Estate Reported EBITDA for the quarter decreased to a loss of $4.3 million, as compared to a loss of $1.9 million last year. Third quarter Real Estate Reported EBITDA excluding stock-based compensation decreased $2.1 million to a loss of $4.0 million from a loss of $1.9 million in the comparable period last year.
The Company reported third quarter net income of $68.3 million, or $1.75 per diluted share, compared to net income of $58.8 million, or $1.61 per diluted share, for the same period last year, an increase of 16.2% in net income. Excluding stock-based compensation expense required to be recorded pursuant to the adoption of SFAS 123R in fiscal 2006, the Company’s net income for the third quarter of fiscal 2006 would have been $69.1 million, or $1.77 per diluted share compared to $58.8 million excluding stock-based compensation recorded pursuant to APB 25, or $1.61 per diluted share, for the same period last year, an increase of 17.4% in net income.

NINE MONTH PERFORMANCE
Mountain revenue for the nine months ended April 30, 2006 was $581.3 million, a 15.0% increase from $505.5 million for the comparable period last year. Mountain expense increased $43.2 million, or 13.1%, to $372.4 million. Excluding stock-based compensation expense, Mountain expense increased $40.7 million, or 12.4%, to $369.7 million.
Lodging revenue for the nine months ended April 30, 2006 decreased $31.8 million, or 21.9%, to $113.3 million compared to the same period last year. Lodging expense decreased $26.2 million, or 20.6%, to $101.1 million. Excluding stock-based compensation expense, Lodging expense decreased $27.1 million, or 21.3%, to $100.1 million. For the nine months ended April 30, 2005, the Lodging segment includes revenue of $42.6 million and operating expense of $35.0 million relating to the Vail Marriott, Rancho Mirage and SRL&S. For the nine months ended April 30, 2006, Lodging revenue includes revenue of $5.2 million and operating expense of $4.9 million related to SRL&S prior to its sale in January 2006. Lodging revenue includes incremental management fee revenue of $1.2 million for these properties for the nine months ended April 30, 2006. Excluding the impact of sales of hotels, for the nine months ended April 30, 2006, Lodging revenue (including the incremental management fees) increased $5.5 million, or 5.4%, compared to the prior year period while expenses increased $3.8 million, or 4.2%, compared to the prior year period.
Resort revenue rose $44.0 million, or 6.8%, to $694.6 million, and Resort expense increased 3.7% to $473.4 million, up $16.9 million. Excluding stock-based compensation expense, Resort expense increased $13.6 million, or 3.0%, to $469.8 million.
Real Estate revenue for the nine month period decreased $19.1 million, or 48.6%, to $20.2 million, and Real Estate expense decreased $9.1 million, or 27.7%, to $23.8 million. Excluding stock-based compensation expense, Real Estate expense decreased $10.1 million, or 30.7%, to $22.8 million for the first nine months of fiscal year 2006.
Income from operations for the nine months improved $22.3 million, or 17.4%, to $150.4 million compared to $128.1 million for the same period last year.
Reported EBITDA for the Mountain segment improved $33.7 million, or 18.9%, to $212.0 million compared to $178.3 million for the comparable period last year. Reported EBITDA excluding stock-based compensation for the Mountain segment increased $36.1 million, or 20.3%, to $214.6 million compared to $178.5 million for the first nine months of fiscal 2005.
Reported EBITDA for the Lodging segment decreased from $15.2 million for the nine month period last year to $12.3 million in the current year, a decline of 19.2%. Reported EBITDA excluding stock-based compensation for the Lodging segment decreased $2.0 million, or 13.1%, to $13.3 million compared to $15.3 million for the same period last year. For the nine months ended April 30, 2005, Lodging Reported EBITDA includes revenue of $42.6 million and operating expense of $35.0 million related to the Vail Marriott, Rancho Mirage and SRL&S, as well as equity investment loss of $2.7 million in fiscal 2005 related to the Company’s 49% interest in the joint venture that owned the Ritz-Carlton, Bachelor Gulch (“BG Resort”), prior to its sale in December 2005. For the nine months ended April 30, 2006, Lodging EBITDA includes revenue of $5.2 million and operating expense of $4.9 million related to the SRL&S prior to its sale in January 2006. Lodging Reported EBITDA includes incremental management fee revenue of $1.2 million related to management contracts for the Vail Marriott, Rancho Mirage & SRL&S for the nine months ended April 30, 2006.
Resort Reported EBITDA rose $30.8 million to $224.2 million, a 15.9% improvement over the nine month period last year. Resort Reported EBITDA excluding stock-based compensation was $227.9 million, a $34.1 million, or 17.6%, improvement over the $193.7 million reported in the first nine months of the last fiscal year.
Real Estate Reported EBITDA for the nine months decreased $9.8 million to a loss of $3.5 million from a gain of $6.3 million for the same period last year. Real Estate Reported EBITDA excluding stock-based compensation for the first nine months of the year decreased $8.8 million to a loss of $2.5 million from a gain of $6.4 million for the comparable period last year.
The Company reported net income for the nine months of $77.0 million, or $2.01 per diluted share, compared to net income of $59.6 million, or $1.65 per diluted share, for the same period last year. Excluding stock-based compensation required to be recorded pursuant to the adoption of SFAS 123R in fiscal 2006, the Company’s net income for the first nine months of fiscal 2006 would have been $80.0 million, or $2.08 per diluted share compared to $59.8 million excluding stock-based compensation recorded pursuant to APB 25, or $1.66 per diluted share, for the same period last year.
Robert Katz, Chief Executive Officer, commented, “I am obviously very pleased with our results for the third quarter. Skier visits at our five resorts were up 4.4% for the quarter, with year-over-year growth at all five resorts, and we experienced a 10.0% increase in effective ticket prices. All of this was achieved despite going up against strong comparisons in the third quarter of last year. For the entire ski season, skier visits were up 6.0% and our effective ticket price was up 6.5%. In addition, we saw commensurate increases in all of our ancillary businesses including ski school, dining and retail/rental. I am very pleased that we were able to flow a significant amount of revenue to the bottom line, given the predominantly fixed cost nature of our business and our constant attention to expense control. The results for this past ski season continue the terrific progress our Company has made over the past three years. While we clearly benefited from some early season snow, our strong performance is also based upon the realization of the benefits of many of the improvements we have made to our mountains and our focus on continuously enhancing the guest experience.”
“I continue to look forward to the impact that many of our real estate projects will have on the guest experience at our resorts as well as the profitability they will contribute. Planning and design for our Peaks of Breckenridge development is currently underway and we are still anticipating a Christmas 2006 launch of our sales efforts. Construction of the Arrabelle at Vail Square is continuing and we are anticipating substantial completion in the fall of 2007. Additionally, one of the first major development projects of Vail’s New Dawn, Gore Creek Place Townhomes, is still on track to be completed this summer,” continued Katz.
Katz added, “We recently closed on the land-exchange with the USDA Forest Service as part of the Company’s proposed "Front Door" project near the Vista Bahn chairlift at the base of Vail Mountain. The land exchange involved the exchange of approximately 493 acres of non-Federal land for approximately 5 acres of Federal lands, both within the White River National Forest in Eagle County, Colorado. We are pleased to announce that we commenced a pre-marketing process for The Lodge at Vail Chalets, part of the Front Door project, which resulted in the execution of contracts on nine of the thirteen chalets, representing aggregate gross sales proceeds for the nine chalets upon closing of $110.5 million, at an average price of approximately $2400 per square foot. We have also recently signed a guaranteed maximum price contract with a general contractor and are beginning construction on the project this summer. We currently estimate that operating income, before provision for taxes and allocated corporate or Vail Resorts Development Company overhead, for this project will range from $57 to $67 million and will be realized upon closing on the chalets, expected in the summer of 2008. We also plan to make cash investments in resort assets related to the Front Door project, which will include a new skier services building, retail venues, a private club, parking garage with loading docks and new suites and a spa at The Lodge at Vail. All of these amenities will be at the base of the Vista Bahn chairlift in Vail Village, greatly enhancing the resort experience at our nation’s most visited ski resort. We currently estimate the total cost of these amenities at $60 to $65 million, net of estimated cash proceeds from the sale of private club memberships. All of these estimates on the Front Door project are based upon our current expectations of future sales revenues, our most recent construction costs estimates and how the costs relate to both the real estate and resort projects.”
Katz concluded, “Based on the strength of the results we announced today, we would like to take this opportunity to increase the previously announced full-year fiscal 2006 guidance. Based on our current estimates, we now expect full-year fiscal 2006 Resort Reported EBITDA to range between $189 million and $194 million and Resort Reported EBITDA excluding stock-based compensation to range between $194 million and $199 million. We are not changing our guidance for Real Estate Reported EBITDA and continue to expect it to range between $4 million and $9 million while Real Estate Reported EBITDA excluding stock-based compensation will range between $5 million and $10 million. The Company now expects net income for the year to range from $42 million to $48 million, and net income excluding stock-based compensation to range from $46 million to $52 million.”

CONFERENCE CALL
For further discussion of the contents of this press release, please listen to our live webcast today at 11:00 am EST, available on www.vailresorts.com. In order to access the non-GAAP financial information that will be referenced on the call, click on the Regulation G Compliance section under the Investor Relations tab on www.vailresorts.com.
Vail Resorts, Inc. is the premier mountain resort operator in North America. The Company’s subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado, Heavenly Resort in California and Nevada and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties across the United States. The Vail Resorts corporate website is www.vailresorts.com and the consumer websites are www.snow.com and www.rockresorts.com. Vail Resorts, Inc. is a publicly held company traded on the New York Stock Exchange (NYSE: MTN).
***
Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: economic downturns; terrorist acts upon the United States; threat of or actual war; our ability to obtain financing on terms acceptable to us to finance our real estate investments, capital expenditures and growth strategy; our ability to develop our resort and real estate operations; competition in our Mountain and Lodging businesses; failure to commence or complete the planned real estate development projects; failure to achieve the anticipated short and long-term financial benefits from the planned real estate development projects; implications arising from new Financial Accounting Standards Board (“FASB”)/governmental legislation, rulings or interpretations; termination of existing hotel management contracts; our reliance on government permits or approval for our use of federal land or to make operational improvements; our ability to integrate and successfully operate future acquisitions; expenses or adverse consequences of current or future legal claims; shortages or rising costs in construction materials; adverse changes in the real estate market; unfavorable weather conditions; and our ability to efficiently complete the relocation of the Company’s corporate and administrative operations. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

Vail Resorts, Inc.
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 30,
	2006	2005
Net revenue:
Mountain	$294,773	$256,825
Lodging	39,492	56,285
Real estate	7,124	14,341
Total net revenue	341,389	327,451
Segment operating expense:
Mountain	149,431	132,399
Lodging	30,515	43,164
Real estate	11,370	16,165
Total segment operating expense	191,316	191,728
Other operating expense:
Depreciation and amortization	(22,942)	(25,039)
Relocation and separation charges	(3,778)	--
Asset impairment charge	--	(1,573)
Loss on disposal of fixed assets, net	(108)	(38)
Income from operations	123,245	109,073
Mountain equity investment income, net	780	438
Real estate equity investment loss, net	(20)	(48)
Investment income, net	3,156	141
Interest expense	(8,849)	(9,349)
Loss on sale of businesses, net	--	(3)
Contract dispute charges	(816)	--
Loss on put options, net	(113)	(447)
Minority interest in income of consolidated subsidiaries, net	(5,355)	(4,216)
Income before provision for income taxes	112,028	95,589
Provision for income taxes	(43,691)	(36,801)
Net income	$68,337	$58,788

Per share amounts:
Basic net income per share	$1.78	$1.64
Diluted net income per share	$1.75	$1.61

Other Data:
Mountain Reported EBITDA	$146,122	$124,864
Mountain Reported EBITDA excluding stock-based compensation	$146,820	$124,914
Lodging Reported EBITDA	$8,977	$13,121
Lodging Reported EBITDA excluding stock-based compensation	$9,139	$13,138
Resort Reported EBITDA	$155,099	$137,985
Resort Reported EBITDA excluding stock-based compensation	$155,959	$138,052
Real Estate Reported EBITDA	$(4,266)	$(1,872)
Real Estate Reported EBITDA excluding stock-based compensation	$(3,983)	$(1,854)

Vail Resorts, Inc.
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	April 30,
	2006	2005
Net revenue:
Mountain	$581,279	$505,484
Lodging	113,321	145,148
Real estate	20,226	39,329
Total net revenue	714,826	689,961
Segment operating expense:
Mountain	372,387	329,210
Lodging	101,050	127,282
Real estate	23,823	32,939
Total segment operating expense	497,260	489,431
Other operating (expense) income:
Depreciation and amortization	(63,296)	(69,387)
Relocation and separation charges	(3,778)	--
Asset impairment charge	(136)	(1,573)
Mold remediation credit	852	--
Loss on disposal of fixed assets, net	(835)	(1,519)
Income from operations	150,373	128,051
Mountain equity investment income, net	3,085	2,003
Lodging equity investment loss, net	--	(2,679)
Real estate equity investment income (loss), net	79	(107)
Investment income, net	5,390	1,443
Interest expense	(27,788)	(30,734)
Loss on extinguishment of debt	--	(612)
Gain on sale of businesses, net	4,625	5,690
Contract dispute charges	(816)	--
(Loss) gain on put options, net	(79)	741
Other income, net	50	49
Minority interest in income of consolidated subsidiaries, net	(8,660)	(6,980)
Income before provision for income taxes	126,259	96,865
Provision for income taxes	(49,240)	(37,293)
Net income	$77,019	$59,572

Per share amounts:
Basic net income per share	$2.05	$1.68
Diluted net income per share	$2.01	$1.65

Other Data:
Mountain Reported EBITDA	$211,977	$178,277
Mountain Reported EBITDA excluding stock-based compensation	$214,630	$178,483
Lodging Reported EBITDA	$12,271	$15,187
Lodging Reported EBITDA excluding stock-based compensation	$13,254	$15,257
Resort Reported EBITDA	$224,248	$193,464
Resort Reported EBITDA excluding stock-based compensation	$227,883	$193,740
Real Estate Reported EBITDA	$(3,518)	$6,283
Real Estate Reported EBITDA excluding stock-based compensation	$(2,454)	$6,359

Vail Resorts, Inc.
Resort Revenue by Business Line and Skier Visits
(In thousands)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2006	2005	% Change	2006	2005	% Change
Business Line

Lift tickets	$149,563	$130,200	14.9%	$263,036	$233,109	12.8%
Ski school	41,851	36,727	14.0%	72,628	63,842	13.8%
Dining	27,973	25,951	7.8%	52,745	49,353	6.9%
Retail/rental	53,091	42,772	24.1%	131,708	105,747	24.6%
Other	22,295	21,175	5.3%	61,162	53,433	14.5%
Total Mountain Revenue	$294,773	$256,825	14.8%	$581,279	$505,484	15.0%

Total Lodging Revenue	$39,492	$56,285	(29.8)%	113,321	$145,148	(21.9)%

Total Resort Revenue	$334,266	$313,110	6.8%	$694,599	$650,633	6.8%

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2006	2005	% Change	2006	2005	% Change

Skier Visits

Vail	923	889	3.8%	1,676	1,568	6.9%
Breckenridge	863	794	8.7%	1,620	1,471	10.1%
Heavenly	590	586	0.7%	1,023	1,058	(3.3)%
Keystone	547	539	1.5%	1,094	1,021	7.1%
Beaver Creek	489	461	6.1%	875	815	7.4%
Total Skier Visits	3,412	3,269	4.4%	6,288	5,933	6.0%

ETP	$43.83	$39.83	10.0%	$41.83	$39.29	6.5%

Note:	Certain reclassifications have been made within Mountain revenue for the three and nine months ended April 30, 2005 to conform to the current period presentation.

	April 30,
(In thousands)	2006	2005
Key Balance Sheet Data:
Real estate held for sale and investment	$240,615	$140,009
Total stockholders' equity	679,585	561,162

Total debt	521,291	522,527
Less: cash and cash equivalents	240,116	41,068
Net debt	$281,175	$481,459

Reconciliation of Non-GAAP Financial Measures

Resort, Mountain, Lodging and Real Estate Reported EBITDA and Resort, Mountain Lodging and Real Estate Reported EBITDA excluding stock-based compensation have been presented herein as measures of the Company's financial operating performance. Reported EBITDA and Reported EBITDA excluding stock-based compensation are not measures of financial performance under accounting principles generally accepted in the United States of America ("GAAP"), and they might not be comparable to similarly titled measures. Reported EBITDA and Reported EBITDA excluding stock-based compensation do not purport to represent cash provided by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes that Reported EBITDA and Reported EBITDA excluding stock-based compensation are indicative measures of the Company's operating performance, and each similar to performance metrics generally used by investors to evaluate companies in the resort and lodging industries. The Company primarily uses Reported EBITDA excluding stock-based compensation targets in determining management bonuses. Additionally, the company believes that reported EBITDA excluding stock-based compensation is an important measurement for comparability purposes as prior periods do not reflect the impact of the adoption of SFAS 123R.

Presented below is a reconciliation of Reported EBITDA and Reported EBITDA excluding stock based compensation to net income for the Company calculated in accordance with GAAP for the three and nine months ended April 30, 2006 and 2005.
	(In thousands)
	Three Months Ended
	April 30,
	2006	2005
Mountain revenue, net	$294,773	$256,825
Mountain operating expense excluding stock-based compensation	(148,733)	(132,349)
Mountain equity investment income, net	780	438
Mountain Reported EBITDA excluding stock-based compensation	146,820	124,914
Mountain stock-based compensation	(698)	(50)
Mountain Reported EBITDA	146,122	124,864

Lodging revenue, net	39,492	56,285
Lodging operating expense excluding stock-based compensation	(30,353)	(43,147)
Lodging Reported EBITDA excluding stock-based compensation	9,139	13,138
Lodging stock-based compensation	(162)	(17)
Lodging Reported EBITDA	8,977	13,121

Resort Reported EBITDA*	155,099	137,985
Resort Reported EBITDA excluding stock-based compensation*	155,959	138,052

Real Estate revenue, net	7,124	14,341
Real Estate operating expense excluding stock-based compensation	(11,087)	(16,147)
Real Estate equity investment loss, net	(20)	(48)
Real Estate Reported EBITDA excluding stock-based compensation	(3,983)	(1,854)
Real Estate stock-based compensation	(283)	(18)
Real Estate Reported EBITDA	(4,266)	(1,872)
Total Reported EBITDA	150,833	136,113
Depreciation and amortization	(22,942)	(25,039)
Relocation and separation charges	(3,778)	--
Asset impairment charge	--	(1,573)
Loss on disposal of fixed assets, net	(108)	(38)
Investment income, net	3,156	141
Interest expense	(8,849)	(9,349)
Loss on sale of businesses, net	--	(3)
Contract dispute charges	(816)	--
Loss on put options, net	(113)	(447)
Minority interest in income of consolidated subsidiaries, net	(5,355)	(4,216)
Income before provision for income taxes	112,028	95,589
Provision for income taxes	(43,691)	(36,801)
Net income	$68,337	$58,788
    * Resort represents the sum of Mountain and Lodging

	(In thousands)
	Nine Months Ended
	April 30,
	2006	2005
Mountain revenue, net	$581,279	$505,484
Mountain operating expense excluding stock-based compensation	(369,734)	(329,004)
Mountain equity investment income, net	3,085	2,003
Mountain Reported EBITDA excluding stock-based compensation	214,630	178,483
Mountain stock-based compensation	(2,653)	(206)
Mountain Reported EBITDA	211,977	178,277

Lodging revenue, net	113,321	145,148
Lodging operating expense excluding stock-based compensation	(100,067)	(127,212)
Lodging equity investment loss, net	--	(2,679)
Lodging Reported EBITDA excluding stock-based compensation	13,254	15,257
Lodging stock-based compensation	(983)	(70)
Lodging Reported EBITDA	12,271	15,187

Resort Reported EBITDA*	224,248	193,464
Resort Reported EBITDA excluding stock-based compensation*	227,884	193,740

Real Estate revenue, net	20,226	39,329
Real Estate operating expense excluding stock-based compensation	(22,759)	(32,863)
Real Estate equity investment income (loss), net	79	(107)
Real Estate Reported EBITDA excluding stock-based compensation	(2,454)	6,359
Real Estate stock-based compensation	(1,064)	(76)
Real Estate Reported EBITDA	(3,518)	6,283
Total Reported EBITDA	220,730	199,747
Depreciation and amortization	(63,296)	(69,387)
Relocation and separation charges	(3,778)	--
Asset impairment charge	(136)	(1,573)
Mold remediation credit	852	--
Loss on disposal of fixed assets, net	(835)	(1,519)
Investment income, net	5,390	1,443
Interest expense	(27,788)	(30,734)
Loss on extinguishment of debt	--	(612)
Gain on sale of businesses, net	4,625	5,690
Contract dispute charges	(816)	--
(Loss) gain on put options, net	(79)	741
Other income, net	50	49
Minority interest in income of consolidated subsidiaries, net	(8,660)	(6,980)
Income before provision for income taxes	126,259	96,865
Provision for income taxes	(49,240)	(37,293)
Net income	$77,019	$59,572
* Resort represents the sum of Mountain and Lodging

Presented below is a reconciliation of net income excluding stock-based compensation, tax effected, to net income of the Company calculated in accordance with GAAP for the three and nine months ended April 30, 2006 and 2005. Also presented is a reconciliation of diluted net income per share excluding stock-based compensation, tax effected, to diluted net income per share of the Company calculated in accordance with GAAP for the three and nine months ended April 30, 2006 and 2005. The Company has presented these non-GAAP measures as it believes that this presentation provides a more comparable measure of the Company's results from ongoing operations for the three and nine months ended April 30, 2006 compared to April 30, 2005.

	Three Months Ended
	April 30,
(In thousands, except per share amounts)	2006	2005
Net income excluding stock-based compensation	$69,051	$58,841
Stock-based compensation expense, before benefit from income taxes	(1,143)	(85)
Adjustment to benefit from income taxes	429	32
Net income	$68,337	$58,788

Diluted net income per share excluding stock-based compensation	$1.77	$1.61
Stock-based compensation expense per diluted share, before benefit from income taxes	(0.03)	(0.00)
Adjustment to benefit from income taxes, per diluted share	0.01	0.00
Diluted net income per share	$1.75	$1.61

	Nine Months Ended
	April 30,
(In thousands, except per share amounts)	2006	2005
Net income excluding stock-based compensation	$79,954	$59,792
Stock-based compensation expense, before benefit from income taxes	(4,700)	(352)
Adjustment to benefit from income taxes	1,765	132
Net income	$77,019	$59,572

Diluted net income per share excluding stock-based compensation	$2.08	$1.66
Stock-based compensation expense per diluted share, before benefit from income taxes	(0.12)	(0.01)
Adjustment to benefit from income taxes, per diluted share	0.05	0.00
Diluted net income per share	$2.01	$1.65

A reconciliation of the low and high ends of the forecasted guidance range given for Reported EBITDA and Reported EBITDA excluding stock-based compensation for the Company's fiscal year ending July 31, 2006 is presented below.

	(In thousands)
	For the Year Ending
	July 31, 2006
	Low End Range*	High End Range*
Resort Reported EBITDA excluding stock-based compensation	$194,000	$199,000
Resort segment stock-based compensation	(5,000)	(5,000)
Resort Reported EBITDA	189,000	194,000
Real Estate Reported EBITDA excluding stock-based compensation	5,000	10,000
Real Estate segment stock-based compensation	(1,500)	(1,500)
Real Estate Reported EBITDA	3,500	8,500
Total Reported EBITDA	192,500	202,500
Depreciation and amortization	(86,000)	(86,000)
Relocation and separation charges	(6,200)	(5,800)
Asset impairment charge	(136)	(136)
Mold remediation credit	852	852
Loss on disposal of fixed assets, net	(1,200)	(1,200)
Investment income, net	7,500	7,500
Interest expense	(37,500)	(37,500)
Gain on sale of businesses, net	4,625	4,625
Loss on put option	(79)	(79)
Other income	50	50
Minority interest in income of consolidated subsidiaries, net	(6,000)	(6,400)
Income before provision for income taxes	68,412	78,412
Provision for income taxes	(26,681)	(30,581)
Net income	$41,731	$47,831
* Does not include any estimate for the Cheeca Lodge & Spa contract dispute.

A reconciliation of the low and high ends of the forecasted guidance range given for net income excluding stock-based compensation for the Company's fiscal year ending July 31, 2006 is presented below.
	(In thousands)
	For the Year Ending
	July 31, 2006
	New Low End Range	New High End Range
Net income excluding stock-based compensation	$45,696	$51,796
Stock-based compensation expense, before benefit from income taxes	(6,500)	(6,500)
Adjustment to provision for income taxes	2,535	2,535
Net income	$41,731	$47,831